As filed with the Securities and Exchange Commission on November 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MITCHAM INDUSTRIES, INC.

(exact name of registrant as specified in its charter)

Texas	76-0210849
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8141 SH 75 South

Huntsville, Texas 77342

(281) 353-4475

(Address, including Zip Code, of Principal Executive Offices)

MITCHAM INDUSTRIES, INC. AMENDED AND RESTATED STOCK AWARDS PLAN

(Full title of the Plan)

Robert P. Capps

Executive Vice President of Finance and Chief Financial Officer

8141 SH 75 South

P.O. Box 1175

Huntsville, Texas 77342

281-353-4475

(Name, Address, including Zip Code, and Telephone Number, including Area Code, for Agent for Service)

Copy to:

T. Mark Kelly

Vinson & Elkins L.L.P.

2500 First City Tower

1001 Fannin Street

Houston, Texas 77002-6760

(713) 758-2222

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	800,000 Shares	$16.67	$13,336,000	$1717.68

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that become issuable under the Mitcham Industries, Inc. Amended and Restated Stock Awards Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price, and amount of registration fee are based on the average of the high and low price per share of the registrant’s common stock, as reported on the Nasdaq Global Select Market on November 4, 2013.

STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8

Mitcham Industries, Inc. (the “Company”) filed a registration statement on Form S-8 (Registration No. 333-137943) with the Securities and Exchange Commission (the “Commission”) on October 11, 2006 (the “Prior Registration Statement”) registering the issuance of 899,864 shares of the Company’s common stock under its Stock Awards Plan (the “Plan”), which also included shares of the Company’s common stock originally registered under predecessor plans. The contents of the Prior Registration Statement are incorporated herein by reference.

On July 25, 2013, the Company’s shareholders approved an amendment and restatement of the Plan that, among other things, increased the total number of shares of the Company’s common stock that may be utilized for awards pursuant to the Plan from 1,649,864 to 2,449,864.

This registration statement is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering the issuance of an additional 800,000 shares of the Company’s common stock under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Company’s annual report on Form 10-K for the year ended January 31, 2013, filed with the Commission on April 4, 2013;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2013, filed with the Commission on September 5, 2013;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on April 3, 2013; June 4, 2013; June 21, 2013; June 24, 2013; July 30, 2013; August 5, 2013; and September 4, 2013; and

(d)	The description of the Company’s common stock, which is contained in the Company’s current report on Form 8-K dated August 9, 2001 pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), updating such description contained in the Company’s registration statement on Form 8-A filed under the Exchange Act.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all reports or documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K, subsequent to the effective date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that (1) indicates that all securities registered on this registration statement have been sold or (2) deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such reports or documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

No.	Description

4.1	Mitcham Industries, Inc. Stock Awards Plan (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A on May 31, 2013 and incorporated by reference herein)

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the shares being registered

23.1*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.2*	Consent of Hein & Associates LLP

24.1*	Powers of Attorney (contained in signature page)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mitcham Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Texas, on November 7, 2013.

MITCHAM INDUSTRIES, INC.

By:	/s/ Robert P. Capps
Robert P. Capps
Executive Vice President of Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of MITCHAM INDUSTRIES, INC. (the “Company”) hereby constitutes and appoints Robert R. Capps his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on November 7, 2013.

Signature	Title
/s/ Billy F. Mitcham, Jr. Billy F. Mitcham, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Robert P. Capps Robert P. Capps	Director, Executive Vice President of Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Peter H. Blum Peter H. Blum	Non-Executive Chairman of the Board of Directors

/s/ R. Dean Lewis R. Dean Lewis	Director

/s/ John J. Schwalbe John F. Schwalbe	Director

/s/ Robert J. Albers Robert J. Albers	Director

INDEX TO EXHIBITS

No.	Description

4.1	Mitcham Industries, Inc. Stock Awards Plan (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A on May 31, 2013 and incorporated by reference herein)

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the shares being registered

23.1*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.2*	Consent of Hein & Associates LLP

24.1*	Powers of Attorney (contained in signature page)

*	Filed herewith.